                                                                   EXHIBIT 99.15




        NOONEY REAL PROPERTY INVESTORS-TWO, L.P. (A LIMITED PARTNERSHIP)
             SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
                                NOVEMBER 30, 1999

           Column A                             Column B                  Column C                                     Column D
------------------------------------------    -------------    -----------------------------------------------    -----------------
                                                                        Initial Cost to Partnership               Costs Capitalized
                                                               -----------------------------------------------         Subsequent
                                                                                Buildings and                              to
              Description                      Encumbrances         Land        Improvements         Total            Acquisition
------------------------------------------     ------------     -----------     ------------       ----------     -----------------
Maple Tree Shopping Center,
 Ellisville, Missouri                          $1,977,223       $  474,750       $ 2,709,303       $ 3,184,053       $  490,845
Park Plaza I & II Office/Warehouse
   Complex,Indianapolis, Indiana                1,833,710          182,335         2,228,828         2,411,163          225,198(1)
Morenci Professional Park, Indianapolis,
   Indiana                                      1,910,150          320,418         2,689,506         3,009,924           87,304(2)
Jackson Industrial Park, Building A,
   Indianapolis, Indiana                        3,665,974          908,539         5,181,390         6,089,929          575,481
                                               ----------       ----------       -----------       -----------       ----------
         Total                                 $9,387,507       $1,886,042       $12,809,027       $14,695,069       $1,378,828
                                               ==========       ==========       ===========       ===========       ==========


                                                                         Column E
                                                     ----------------------------------------------------
                                                                   Gross Amounts at Which
                                                                 Carried at Close of Period
                                                     ----------------------------------------------------
                                                                        Buildings and
                                                        Land             Improvements           Total
                                                     -----------        --------------        -----------
Maple Tree Shopping Center, Ellisville,
   Missouri                                          $  474,750          $ 3,200,148          $ 3,674,898
Park Plaza I & II Office/Warehouse Complex,
   Indianapolis, Indiana                                182,335            2,454,026            2,636,361
Morenci Professional Park, Indianapolis,
   Indiana                                              320,418            2,776,810            3,097,228
Jackson Industrial Park, Building A,
   Indianapolis, Indiana                                908,539            5,756,871            6,665,410
                                                     ----------          -----------          -----------
         Total                                       $1,886,042          $14,187,855          $16,073,897
                                                     ==========          ===========          ===========

        NOONEY REAL PROPERTY INVESTORS-TWO, L.P. (A LIMITED PARTNERSHIP)
             SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
                                NOVEMBER 30, 1999

                                                         Column F         Column G        Column H        Column I
                                                       -----------       -----------      -----------      --------
                                                                                                        Life on which
                                                                                                        Depreciation
                                                       Accumulated        Date of            Date       in Latest Income
                                                       Depreciation     Construction       Acquired     Statement is Computed
                                                       ------------     ------------      ------------  ----------------------

Maple Tree Shopping Center, Ellisville, Missouri        $2,694,291              1974        10/03/79        30 yrs.

Park Plaza I & II Office/Warehouse Complex,
   Indianapolis, Indiana                                 1,818,930        1975, 1979        10/15/80        30 yrs.

Morenci Professional Park, Indianapolis, Indiana        $1,642,001        1975, 1979        03/27/81        30 yrs.

Jackson Industrial Park, Building A,
   Indianapolis, Indiana                                 3,479,636        1976, 1980        03/27/81        30 yrs.
                                                        ----------
         Total                                          $9,634,858
                                                        ==========

(1) Amount is net of a building writedown of $77,225, to reflect the minimum recoverable value to the Partnership.

(2) Amount includes the disposal of Building G of Morenci Professional Park for $482,387 and a building writedown of $139,281 to reflect the minimum recoverable value to the Partnership.

        NOONEY REAL PROPERTY INVESTORS-TWO, L.P. (A LIMITED PARTNERSHIP)
             SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
                  YEARS ENDED NOVEMBER 30, 1999, 1998 AND 1997


                                                        1999                   1998                  1997
                                                    ------------           ------------           -----------
(A) Reconciliation of amounts in Column E:

   Balance at beginning of period                   $ 16,023,073           $ 16,081,958           $ 15,851,109

     Add - Cost of improvements                           59,978                110,145                240,913

     Less - Cost of disposals                             (9,154)              (169,030)               (10,064)
                                                    ------------           ------------           ------------
   Balance at end of period                         $ 16,073,897           $ 16,023,073           $ 16,081,958
                                                    ============           ============           ============

(B) Reconciliation of amounts in Column F:

   Balance at beginning of period                   $  9,189,847           $  8,871,663           $  8,391,993

     Add - Provision during the period                   454,165                487,214                489,734

     Less - Depreciation on disposals                     (9,154)              (169,030)               (10,064)
                                                    ------------           ------------           ------------
   Balance at end of period                         $  9,634,858           $  9,189,847           $  8,871,663
                                                    ============           ============           ============
(C) The aggregate cost of real estate
  owned for federal income tax purposes             $ 16,290,403           $ 16,239,579           $ 16,298,464
                                                    ============           ============           ============